Exhibit 4.1

FORM OF STOCK CERTIFICATE

Certificate A-	CUSIP:

GENERAL GROWTH PROPERTIES, INC.

Incorporated Under the Laws of the State of Delaware

SHARES	6.375% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

This is to certify that is the registered owner of fully paid and non-assessable shares of the 6.375% Series A Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per share, par value $0.01 per share, of General Growth Properties, Inc., a Delaware corporation (the “Corporation”), the terms of which are provided for in the Corporation’s Amended and Restated Certificate of Incorporation including the Certificate of Designations of the 6.375% Series A Cumulative Redeemable Preferred Stock, transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of the Corporation and any amendments thereto.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

By:	By:

Name:	Name:
Title:	Title:

(SEAL)

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent and Registrar

By:

(REVERSE OF CERTIFICATE)

GENERAL GROWTH PROPERTIES, INC.

The Corporation will furnish without charge to each stockholder who so requests, a full statement of the powers, designations and any preferences, conversion and other rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation of the Corporation, as amended from time to time, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

In accordance with the Certificate of Incorporation of the Corporation, as amended from time to time, the shares represented by this Certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  No person may (i) beneficially own shares of capital stock in excess of 9.9% of the number or value of outstanding shares of capital stock (whichever is more restrictive) or constructively own shares of capital stock in excess of 9.9% of the number or value of outstanding shares of capital stock (whichever is more restrictive); (ii) beneficially own shares of capital stock that would result in the shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); (iii) beneficially own shares of capital stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; or (iv) constructively own shares of capital stock that would cause the Corporation or any of its subsidiaries to constructively own 10% or more of the ownership interests in a tenant of the Corporation’s or a subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code.  Any person who attempts to beneficially own or constructively own shares of capital stock in excess of the above limitations must notify the

Corporation in writing as promptly as practicable.  Any transfer in violation of the above limitations will be void ab initio.  Notwithstanding the foregoing, if the restrictions above are violated, the shares of capital stock represented hereby will be transferred automatically and by operation of law to a trust and shall be designated shares-in-trust.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to, and all capitalized terms in this legend have the meanings defined in, the Corporation’s charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian
(Custodian)	(Minor)
under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                    hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(                              ) shares represented by this Certificate and do(es) hereby irrevocably constitute and appoint                                           , Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: ,
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever

Signature(s) Guaranteed:

The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.